Prism Financial Corporation and Subsidiaries
Basic and Diluted Earnings Per Share
(In thousands, except per share amounts)                           Exhibit 11.1



                                                                Years Ended                  Three Months Ended
                                                                December 31,                      March 31,
                                                         1996       1997      1998            1998       1999
                                                         ----       ----      ----            ----       ----
Historical:

Basic income per share:
Net income                                              $ 1,020    $ 2,503   $ 11,095       $ 1,650    $ 4,896
                                                        --------   -------   --------       -------    -------
                                                        --------   -------   --------       -------    -------

Weighted-average common shares outstanding               10,269     10,269     10,568        10,269     11,495
                                                        --------   -------   --------       -------    -------

Per share amount                                        $  0.10    $  0.24   $   1.05       $  0.16    $  0.43
                                                        --------   -------   --------       -------    -------
                                                        --------   -------   --------       -------    -------

Diluted income per share:
Net income                                              $ 1,020    $ 2,503   $ 11,095       $ 1,650    $ 4,896
                                                        --------   -------   --------       -------    -------
                                                        --------   -------   --------       -------    -------

Weighted-average common shares outstanding               10,269     10,269     10,568        10,269     11,495

Add: Stock options (1)                                        -          -         43            52         60
                                                        --------   -------   --------       -------    -------

Diluted weighted average common shares outstanding       10,269     10,269     10,611        10,321     11,555
                                                        --------   -------   --------       -------    -------

Per share amount                                        $  0.10    $  0.24   $   1.05       $  0.16    $  0.42
                                                        --------   -------   --------       -------    -------
                                                        --------   -------   --------       -------    -------

Pro forma (2):

Basic income per share:
Net income                                              $   610    $ 1,508   $  6,883       $ 1,023    $ 2,987
                                                        --------   -------   --------       -------    -------

Weighted-average common shares outstanding               10,269     10,269     11,520(3)     10,269     12,791(4)
                                                        --------   -------   --------       -------    -------

Per share amount                                        $  0.06    $  0.15   $   0.60       $  0.10    $  0.23
                                                        --------   -------   --------       -------    -------
                                                        --------   -------   --------       -------    -------

Diluted income per share:
Net income                                              $   610    $ 1,508   $  6,883       $ 1,023    $ 2,987
                                                        --------   -------   --------       -------    -------
                                                        --------   -------   --------       -------    -------

Weighted-average common shares outstanding               10,269     10,269     11,520(3)     10,269     12,791(4)

Add: Stock options (1)                                        -          -         43            52         60
                                                        --------   -------   --------       -------    -------

Diluted weighted average common shares outstanding       10,269     10,269     11,563(3)     10,321     12,851(4)
                                                        --------   -------   --------       -------    -------
Per share amount                                        $  0.06    $  0.15   $   0.60       $  0.10    $  0.23
                                                        --------   -------   --------       -------    -------
                                                        --------   -------   --------       -------    -------

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(1) Calculated using the treasury stock method.

(2) Pro forma to present as if Prism Financial was taxable as a C corporation under the Internal Revenue Code for all periods presented.

(3) Includes the pro forma effect of the assumed issuance of 952 shares of common stock to generate sufficient cash to pay the S corporation distribution amount of $13,323 at December 31, 1998.

(4) Includes the pro forma effect of the assumed issuance of 1,295,463 shares of common stock to generate sufficient cash to pay the S corporation distribution amount of $18,136 at March 31, 1999.